UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2007
CADENCE PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33103	41-2142317
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12481 High Bluff Drive, Suite 200, San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 436-1400

(Former Name or Former Address, if Changed Since Last Report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 22, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Cadence Pharmaceuticals, Inc. (the “Company”) voted to approve the bonuses for the Company’s named executive officers (“NEOs”) (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) with respect to the performance of the Company and such officers for the fiscal year ended December 31, 2006 and base salaries for the NEOs for the fiscal year ending December 31, 2007. The bonus payments were based on an assessment by the Compensation Committee of the Company’s achievement of certain corporate performance objectives approved by the Company’s Board of Directors for fiscal year 2006, which objectives included (i) the acquisition of our IV APAP product candidate, (ii) the advancement of the Company’s clinical development programs, (iii) the achievement of certain corporate organizational and infrastructure objectives and (iv) the completion of our initial public offering process, as well as each officer’s respective performance against his personal goals for 2006. The 2007 base salaries for the NEOs were based on a review of the Company’s performance during 2006 and each officer’s respective performance against his personal goals, the role each executive will play in 2007, and competitive salary data provided by third-party executive compensation consultants. The 2006 bonuses and 2007 base salaries approved by the Compensation Committee were as follows:

Name	Title	2006 Bonus	2007 Base Salary
Theodore R. Schroeder	President and Chief	$150,000	$375,000
	Executive Officer

William R. LaRue	Senior Vice President, Chief	$52,781	$285,000
	Financial Officer, Treasurer
	and Secretary

Mike A. Royal, M.D., J.D.	Vice President, Clinical	$52,161	$285,000
	Development, Analgesics

William S. Craig, Ph.D.	Senior Vice President,	$76,784	$240,000
	Pharmaceutical
	Development and
	Manufacturing

David A. Socks	Vice President, Business	$56,900	$230,000
	Development

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2007	CADENCE PHARMACEUTICALS, INC.

	By:	/s/ William R. LaRue

	Name:	William R. LaRue
	Title:	Senior Vice President, Chief Financial
Officer, Treasurer and Secretary